UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27,  2020

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street
Suite 3000
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As previously disclosed, on January 28, 2020, Sanchez Energy Corporation (the “Company”), the financial institutions or other entities from time to time parties thereto as lenders (the “DIP Lenders”), and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent (the “Agent”), entered into an Amended and Restated Senior Secured Debtor-in-Possession Term Loan Credit Agreement (the “Loan Agreement”), which, among other things, provided for certain milestone dates, including a deadline for filing by the Company of a plan of reorganization meeting the requirements of the Loan Agreement (the “Plan”), which deadline was previously extended to March 26, 2020 in accordance with the Loan Agreement. The Company did not file the Plan by the extended deadline and, as a result, an “Event of Default” under, and as defined in, the Loan Agreement occurred. Under the Loan Agreement, on March 27, 2020, the Agent provided five business days’ notice (the “Enforcement and Default Notice”) of the acceleration of all outstanding obligations under the Loan Agreement; as a result, the $150 million in borrowings under the Loan Agreement and accrued and unpaid interest and fees thereon would become immediately due and payable on April 3, 2020 (the “Remedies Notice Period”).

During the Remedies Notice Period, the Company, the Agent and the lenders have consented to a hearing on an expedited basis for the sole purpose of (x) contesting whether a termination event has occurred and is continuing and (y) arguing for continued imposition of the automatic stay.  However, if a hearing to consider the foregoing is requested to be heard before the end of the Remedies Notice Period but is scheduled for a later date by the bankruptcy court, the Remedies Notice Period will be automatically extended to the date of the conclusion of such hearing. During the Remedies Notice Period, the lenders have no obligation to provide and the Company has no right to request any additional borrowings under the Loan Agreement.

On March 30, 2020, based upon an agreement in principle between the DIP Lenders and the Company and its subsidiary debtors regarding the terms of a plan of reorganization, the DIP Lenders agreed, and instructed the Agent, to abate the Enforcement and Default Notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: April 1, 2020	By:	/s/ Cameron W. George
		Name:	Cameron W. George
		Title:	Executive Vice President and Chief Financial Officer